Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com
FIRM / AFFILIATE OFFICES
Beijing                  Moscow
Boston                 Munich
Brussels               New York
Century City          Orange County
Chicago                 Paris
Dubai                     Riyadh
Düsseldorf             San Diego
Frankfurt               San Francisco
Hamburg               Seoul
Hong Kong            Shanghai
Houston                 Silicon Valley
London                  Singapore
Los Angeles           Tokyo
Madrid                    Washington, D.C.
Milan

July 29, 2021

Kaltura, Inc.
250 Park Avenue South, 10th Floor
New York, New York 10003
Re:    Registration Statement on Form S-8 with respect to shares of common stock of Kaltura, Inc., par value $0.0001 per share
Ladies and Gentlemen:
We have acted as special counsel to Kaltura, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to 40,099,472 shares of common stock of the Company, par value $0.0001 per share (the “Shares”), which may be issued pursuant to the Company’s 2021 Incentive Award Plan (the “2021 Plan”), the Company’s 2017 Equity Incentive Plan (“2017 Plan”), the Company’s 2007 Stock Option Plan (the “2007 Plan”) and the Company’s 2007 Israeli Share Option Plan (the “2007 Israeli Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the 2021 Plan, the 2017 Plan, the 2007 Plan and the 2007 Israeli Plan, assuming in each case that the individual issuances, grants or awards under the 2021 Plan, the 2017 Plan, the 2007 Plan and the 2007 Israeli Plan are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the 2021 Plan, the 2017 Plan, the 2007 Plan and the 2007 Israeli Plan (and the agreements duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and such Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP